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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ____)

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                                         Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
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     Rule 14a-12

                       INTRABIOTICS PHARMACEUTICALS, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


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CONTACT:                                                   FOR IMMEDIATE RELEASE

Eric H. Bjerkholt (investors)
IntraBiotics Pharmaceuticals, Inc.
(650) 526-6840


     INTRABIOTICS TO LAUNCH PHASE II/III CLINICAL STUDY OF ISEGANAN HCL FOR
                     VENTILATOR-ASSOCIATED PNEUMONIA (VAP)

           HENRY J. FUCHS, MD PROMOTED TO CEO; UP TO $3.5MM FINANCING
              COMMITMENT SECURED, SUBJECT TO SHAREHOLDER APPROVAL.

MOUNTAIN VIEW, CA - February 6, 2003. IntraBiotics Pharmaceuticals, Inc. (NASDAQ: IBPI) today announced plans to launch a 500 patient Phase II/III clinical study to investigate iseganan HCl in the prevention of ventilator-associated pneumonia (VAP). The company recently concluded a productive meeting with the Food and Drug Administration to discuss the development of iseganan for VAP.

Ventilator-associated pneumonia is a common infection occurring among patients in the intensive care unit. Patients who require artificial ventilation are vulnerable to experiencing pneumonia as a consequence of the aspiration of bacteria-laden saliva. Prior clinical trials using a variety of other antibiotics have demonstrated that VAP can be prevented through prophylactic decontamination of the oral cavity. Conventional antibiotics are not widely prescribed to prevent VAP because of concerns for the development of antibiotic resistance and because there are currently no approved therapeutics for the prevention of VAP. As a consequence, patients who develop VAP incur extended stays in the intensive care unit and increased hospital charges. In the United States, over 400,000 patients are artificially ventilated each year and are vulnerable to developing VAP because they require ventilation for at least 48 hours.

Iseganan is a novel antimicrobial peptide whose properties may be well suited for use in preventing VAP. Iseganan kills a wide spectrum of bacteria known to cause pneumonia. Additionally, iseganan has been shown to be well tolerated in clinical studies in cancer patients, and to effect significant reductions in the level of bacteria in the oral cavity of cancer patients as well as patients who require artificial ventilation. In a previous Phase I/II study completed by IntraBiotics in artificially ventilated patients, iseganan reduced the levels of oral bacteria by more than 100-fold compared to pre-treatment baseline levels after a single 9 mg oral-topical dose. Data from the coming Phase II/III trial are expected in the second quarter of 2004.

In preparing for the upcoming launch of the Phase II/III clinical trial for VAP, the company has secured up to $3.5 million of financing commitments, subject to shareholder approval. When combined with existing cash, these proceeds are expected to assure sufficient funding through the completion of the Phase II/III VAP clinical trial and into the second half of 2004. The investors in the financing include Tang Capital Partners, LP, Baker Brothers Investments and Dr. Ernest Mario, the Company's Chairman. The financing will be in the form of Series A Convertible Preferred Stock as well as warrants to purchase shares of Common Stock and the company intends to file a proxy statement with the SEC as a first step in the process of seeking shareholder approval for the transaction.

At the request of Dr. Mario, the Board of Directors has elected Henry J. Fuchs, MD, to the position of Chief Executive Officer of the company. Previously, Dr. Fuchs was President and Chief Operating Officer of the company. Dr. Mario will continue as Chairman of the Board. "I felt it was important for the company to be led by an expert clinician. I am pleased that Dr. Fuchs has agreed to become the CEO to assure that our VAP clinical trial is executed on schedule and within the planned budget. I look forward to continuing my close association with IntraBiotics as Chairman of the Board," said Dr. Mario.

IntraBiotics is also in the process of seeking shareholder approval to effect a reverse split of its outstanding shares in the range of between 1-for-8 and 1-for-12, as may be determined by the Board after the shareholder approval, in the effort to support the minimum bid price maintenance requirement for listing on the Nasdaq National Market. The company expects to hold the shareholder meeting to solicit the
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shareholder approval of the reverse stock split and the financing, among other matters, late first quarter or early second quarter of 2003.

IntraBiotics will host a conference call and live web cast to discuss its current operations and business plan and the terms of the financing. The conference call and web cast is scheduled for Tuesday, February 11, 2003, at 11:00 a.m. ET / 10:00 a.m. CT / 9:00 a.m. MT / 8:00 a.m. PT.

The conference call can be accessed by dialing (913) 981-4912. Those who wish to listen to the call may participate via live web cast at www.shareholder.com/intrabiotics/medialist.cfm.

A replay of the teleconference will be available through February 14, 2003 and can be accessed by dialing (719) 457-0820 or (888) 203-1112. The confirmation code for the replay is 701844.

ABOUT INTRABIOTICS PHARMACEUTICALS, INC.

IntraBiotics Pharmaceuticals, Inc., is a biopharmaceutical company engaged in the development of high-value anti-infectives, focused on solving medical problems for patients who currently have few or no satisfactory alternatives. Additional information is available at the company's website:
www.intrabiotics.com.

Certain statements in this press release contain forward-looking information and are subject to risks and uncertainties, such as statements regarding product development, clinical developments, the expected timing of clinical trial completion, and projections of future expenses. As such, they are subject to the occurrence of many events outside of IntraBiotics' control and are subject to various risk factors that could cause IntraBiotics' results to differ materially from those expressed in any forward-looking statement. The risk factors include, without limitation, the inherent risks of product development failure; uncertainty of the timing, cost, extent and results of clinical trials; and the company's ability to raise capital through private or public financings when needed or on acceptable terms. These and other risk factors are more fully described in documents on file with the Securities and Exchange Commission including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2001 and on Form 10-Q for the quarter ended September 30, 2002.

Additional Information about the Transactions and Where to Find It

IntraBiotics plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of IntraBiotics to be held for the purpose of voting on various matters including: (1) a reverse stock split of the Company's outstanding common stock and (2) a potential private placement of preferred stock to be issued to certain new and existing stockholders, including Dr. Ernest Mario, the Chairman of IntraBiotics, and (3) certain other matters (the "Transactions"). SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement will be available for free at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by IntraBiotics by contacting Joyce Bremer c/o IntraBiotics Pharmaceuticals, Inc., P. O. Box 1720, Mountain View, California 94042, (650) 526-6800. You may also obtain a free copy of the proxy statement, when it becomes available, by contacting Georgeson Shareholder Communications at (866) 216-0457.

IntraBiotics and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of IntraBiotics in favor of the transactions. A list of the names of IntraBiotics' executive officers and directors, and a description of their respective interests in IntraBiotics, are set forth in the proxy statement for IntraBiotics 2002 Annual Meeting of Stockholders, which was filed with the SEC on April 19, 2002, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of IntraBiotics will receive any additional benefits in connection with the transactions that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of IntraBiotics' executive officers and directors in the transaction by reading the proxy statement when it becomes available.